--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                US SERVIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                     DELAWARE                                          22-2467332
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                            ------------------------

                             414 EAGLE ROCK AVENUE
                             WEST ORANGE, NJ 07052
                                 (201) 731-9252
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 GRAHAM O. KING
                            CHIEF EXECUTIVE OFFICER
                             414 EAGLE ROCK AVENUE
                             WEST ORANGE, NJ 07052
                                 (201) 731-9252
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                             STANFORD J. GOLDBLATT
                                HOPKINS & SUTTER
                           THREE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60602
                                 (312) 558-6600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
TO BE REGISTERED                            REGISTERED       PER UNIT*          PRICE*            FEE*
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value............  552,272 shares      $3.9375         $2,174,571        $750.23
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the shares of Common Stock of the Company on October 26, 1995, as reported by the National Association of Securities Dealers Automated Quotation System.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                US SERVIS, INC.

      CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-3

                           FORM S-3
                     ITEM NO. AND CAPTION                           LOCATION IN PROSPECTUS
      --------------------------------------------------  ------------------------------------------
  1.  Forepart of the Registration Statement and Outside
        Front Cover Page of Prospectus..................  Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
        Prospectus......................................  Inside Front Cover Page
  3.  Summary of Information, Risk Factors and Ratio of
        Earnings to Fixed Charges.......................  The Company
  4.  Use of Proceeds...................................  Not Applicable
  5.  Determination of Offering Price...................  Not Applicable
  6.  Dilution..........................................  Not Applicable
  7.  Selling Security Holders..........................  Selling Stockholders
  8.  Plan of Distribution..............................  Plan of Distribution
  9.  Description of Securities to be Registered........  Information Incorporated by Reference
 10.  Interests of Named Experts and Counsel............  Legal Matters
 11.  Material Changes..................................  Material Changes
 12.  Incorporation of Certain Information by
        Reference.......................................  Information Incorporated by Reference
 13.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.....................................  Indemnification of Directors and Officers

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          SUBJECT TO COMPLETION, DATED

                                OCTOBER 27, 1995

PROSPECTUS

                                 552,272 SHARES

                                US SERVIS, INC.
                       (F/K/A MICRO HEALTHSYSTEMS, INC.)

                                  COMMON STOCK
                      ------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

     This Prospectus relates to up to 552,272 shares (the "Shares") of Common Stock, par value $.01 (the "Common Stock") of US Servis, Inc. (f/k/a MICRO Healthsystems, Inc.) (the "Company"), which may be offered from time to time by certain stockholders of the Company named herein (the "Selling Stockholders"). See "Selling Stockholders." The Company will receive no part of the proceeds from this offering.

                      ------------------------------------

     The Common Stock of the Company is traded on the over-the-counter market. On October 26, 1995, the closing sales quotation of the Company's Common Stock, as reported on the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System was $3.9375 (NASDAQ Symbol: MCHS).

     The Shares may be offered by the Selling Stockholders from time to time in open-market transactions (which may include block transactions), through the writing of options on the over-the-counter market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular brokerdealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them may be deemed to be underwriting commissions or discounts under the Act. See "Selling Stockholders."

     All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholder.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 27, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Shares of Common Stock are listed and quoted on the NASDAQ National Market System and copies of certain of the Company's reports, proxy and information statements and other information concerning the Company may be available at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to is not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Such Registration Statement and the exhibits thereto can be inspected and copied at the Public Reference Room of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended March 31, 1995.

     (ii) Amendment No. 1 to the Company's Annual Report on Form 10-K/A.

     (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

     (iv) The Company's Proxy Statement for the 1995 Annual Meeting of Stockholders held on
          October 10, 1995.

     The description of the Company's Common Stock is set forth in the final prospectus contained in the Company's Form S-18 Registration Statement which became effective October 1, 1986, which Registration Statement is also incorporated by reference. All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests should be directed to Michael B. Loscalzo, c/o US Servis, Inc., 414 Eagle Rock Avenue, West Orange, New Jersey 07052. The Company's telephone number is (201) 731-9252.

                                  THE COMPANY

     The Company provides business management services and information systems to two principal markets: physicians and physician delivery systems, and the ambulatory departments/centers of hospitals.

     The Company provides a portfolio of business management services to: hospital outpatient departments; free standing ambulatory care centers; hospital based physicians; multi-specialty and sub-specialty group practices; independent solo practitioners; and emerging physician delivery systems, including those affiliated with or owned by hospitals. The Company's portfolio of business management services includes billing and accounts receivable management and consulting services in critical areas such as practice evaluation, practice performance monitoring and the formation of at-risk networks.

     The executive offices of the Company are located at 414 Eagle Rock Avenue, West Orange, New Jersey 07052. The telephone number is (201) 731-9252.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered hereby. The proceeds from the sale of such Shares will be received by the various Selling Stockholders. The Company and the Selling Stockholders are obligated to indemnify each other against certain liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or material relationship with the Company (other than employee), if any, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of shares and the percentage (if one percent or more) of the class to be owned by such Selling Stockholder after the offering assuming the sale of all of the shares covered hereby.

                                                                 SHARES TO BE         SHARES OWNED
                                                 SHARES HELD      OFFERED FOR        AFTER OFFERING
                                                  PRIOR TO       STOCKHOLDER'S     -------------------
                     NAME                         OFFERING        ACCOUNT(1)          NO.          %
-----------------------------------------------  -----------     -------------     ---------     -----
BMP Partners...................................       1,387             139            1,248         *
Steven J. Borst................................       6,310             631            5,679         *
J.H.J. Brown...................................         135              13              122         *
John J. Colletti...............................         812              81              731         *
Inger L. Couture...............................          42               4               38         *
Sarah L. Flanagan..............................         902              90              812         *
Daniel M. Frank................................         102              10               92         *
Daniel M. Frank & Debra Vanorsdale Frank.......         180              18              162         *
Jean Fugate....................................         597              60              537         *
David K. Gochberg..............................       1,517             140            1,377         *
Howard Gochberg................................       1,595             160            1,435         *
Joel Gochberg..................................      12,192           1,243           10,949         *
Jeffrey & Hedva Goldberg.......................          22              22                0         *

                                                                 SHARES TO BE         SHARES OWNED
                                                 SHARES HELD      OFFERED FOR        AFTER OFFERING
                                                  PRIOR TO       STOCKHOLDER'S     -------------------
                     NAME                         OFFERING        ACCOUNT(1)          NO.          %
-----------------------------------------------  -----------     -------------     ---------     -----
Richard J. and Joan T. Goldberg................         451              45              406         *
Carol Greco....................................       1,371             137            1,234         *
RK Dieter Haussmann............................          28              28                0         *
Joseph P. Hildebrandt..........................      19,034           1,903           17,131         *
Infirmary Health Systems, Inc..................       8,116             812            7,304         *
Kelly T. Jensen................................         741              74              667         *
Louise Josephson-Jansa.........................         225              22              203         *
Kyle Lambert...................................         316              32              284         *
Richard D. Lindgren............................       1,420             142            1,278         *
William Littman................................       1,387             139            1,248         *
Glenn A. Lockwood..............................         809              81              728         *
Larry Mialik...................................       4,058             406            3,652         *
James R. Mogen.................................          54              54                0         *
Jeffrey H. Newman..............................         113              11              102         *
David C. Odell.................................         347              35              312         *
Patrick O'Laughlin.............................         434              43              391         *
P. Syamasundar Rao.............................       1,885             188            1,697         *
Clifford J. and Elizabeth G. Reuschlein........          81              81                0         *
Earl Reuschlein................................          81              81                0         *
Mr. & Mrs. Douglas Scott.......................         271              27              244         *
Daniel A. Skolnik..............................          24              24                0         *
The Software Resources Publications, Inc.......         430              43              387         *
Jonathan A. Gochberg...........................         568              45              523         *
E. Thomas Spengler.............................          45              45                0         *
Michael F. Stieghorst..........................          34              34                0         *
James R. Thiel.................................         812              81              731         *
Thomas G. Travers..............................         113              11              102         *
Mr. & Mrs. George Turnbull.....................       2,255             226            2,029         *
Norman and Dorothy Utlaut......................         225              22              203         *
Valley Trust Company f/b/o George P. Hicks
  IRA..........................................          68              68                0         *
Thomas R. Virgilio and Donna Daniels...........         451              45              406         *
Thomas R. Virgilio.............................          90               9               81         *
Thomas D. Vonfeldt.............................      16,219           1,622           14,597         *
Thomas D. and Betty J. Vonfeldt................       2,255             226            2,029         *
Raymond R. Walton, Jr..........................         391              39              352         *
Bruce E. Wencel................................         316              32              284         *
Barry J. Wiegan................................         739              73              666         *
Wisconsin for Research.........................       2,255             226            2,029         *
American Healthcare Fund L.P...................     345,812          26,607          319,205       5.1%
Morgan Holland Fund II, L.P.(2)................     293,607          22,549          271,058       4.3%
The Cerulean Fund Limited Partnership..........      68,591           6,861           61,730         1%
Carreen E. Sullivan............................         559             559                0         *
Harry Rosenstein...............................         337             337                0         *
Jude Suszko....................................         119             119                0         *
Jeanne A. Gilreath.............................         222             222                0         *
Kerry R. Del Corso.............................          89              89                0         *

                                                                 SHARES TO BE         SHARES OWNED
                                                 SHARES HELD      OFFERED FOR        AFTER OFFERING
                                                  PRIOR TO       STOCKHOLDER'S     -------------------
                     NAME                         OFFERING        ACCOUNT(1)          NO.          %
-----------------------------------------------  -----------     -------------     ---------     -----
Christopher J. Quinn...........................          20              20                0         *
Kevin S. Bregartner............................          44              44                0         *
Samuel A. Mascialino...........................          22              22                0         *
Peter Doeringer................................          15              15                0         *
Elaine L. Lemke................................           3               3                0         *
Patricia Barry.................................           2               2                0         *
David K. Vanco(3)..............................     500,000         185,000          315,000       5.0%
Graham O. King(4)..............................     300,000         300,000                0         *
                                                 -----------     -------------     ---------     -----
  Total........................................   1,603,747         552,272        1,051,475
                                                  =========      ==========         ========     =====

---------------
  * Less than one (1%) percent.

(1) All of the Selling Stockholders, with the exception of David K. Vanco and Graham O. King, received their shares in connection with either the acquisition by the Company of the assets of ACT/PC, a privately-held developer of bedside clinical information systems or AIS Corporation, a provider of turnkey physician practice management systems. The consideration for the acquisition of ACT/PC, which closed on August 31, 1993, consisted of 806,253 shares of Common Stock; 740,413 shares of which were offered under a Form S-3 filed with the Commission on November 18, 1993, with 65,840 shares held in escrow and now being offered herein. The consideration associated with the acquisition of AIS Corporation consisted of 329,989 shares of Common Stock; 327,557 of which were offered under a Form S-3 filed with the Commission on April 25, 1994.

(2) Does not include shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock of the Company or upon exercise of warrants to purchase shares of Common Stock of the Company issued pursuant to the Purchase Agreement described in "Material Changes," below.

(3) Mr. Vanco is President and Chief Operating Officer of Management Data Service, Inc., a wholly-owned subsidiary of the Company. The shares being offered by Mr. Vanco were received by him pursuant to an amendment to the Agreement and Plan of Merger between the Company and Management Data Service, Inc., and certain performance clauses contained therein.

(4) Mr. King is the Chairman and Chief Executive Officer of the Company. Does not include shares issuable upon exercise of options to purchase 1,000,000 shares of the Company's Common Stock. The shares being registered for sale for Mr. King were acquired by him pursuant to an Employment Agreement between Mr. King and the Company. A complete description of the Employment Agreement is included in the Proxy Statement for the annual meeting of stockholders of the Company held on October 10, 1995 (the "Proxy Statement"), and is incorporated herein by reference.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders on the NASDAQ National Market System or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or the purchasers of the Common Stock. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Prospectus.

     There is no assurance that the Selling Stockholders will sell any or all of the Common Stock offered pursuant to this Prospectus.

                                 LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Hopkins & Sutter, Three First National Plaza, Chicago, Illinois, 60602, counsel to the Company. Stanford J. Goldblatt, a partner at Hopkins & Sutter, is a director of the Company. Hopkins & Sutter acts as regular counsel to the Company and has received and will continue to receive legal fees from the Company for legal services provided to the Company.

                                    EXPERTS

     The Company's consolidated financial statements and the related supplemental schedules, except as they relate to Applied Computer Technology for Patient Care, Inc., incorporated herein by reference to MICRO Healthsystems, Inc.'s report on Form 10-K dated June 26, 1995, have been audited by Wiss & Company LLP, independent accountants, and, insofar as they relate to Applied Computer Technology for Patient Care, Inc. by Ernst & Young LLP, independent accountants, as stated in their reports incorporated herein by reference to MICRO Healthsystems, Inc.'s report on Form 10-K dated June 26, 1995. Such financial statements have been included herein in reliance upon such reports given upon the authority of these firms as experts in accounting and auditing.

                                MATERIAL CHANGES

     At a board meeting held on September 28, 1995, the New York City Health and Hospitals Corporation selected the Company as its third party administrator for the MetroPlus Health Plan ("MetroPlus"). MetroPlus provides managed care services to over 76,000 members. A contract for the provision of services to MetroPlus has not yet been finalized.

     On October 11, 1995, the Company filed with the Delaware Secretary of State an amended and restated certificate of incorporation that changed the name of the Company to "US Servis, Inc.", increased the authorized shares of Common Stock from 10,000,000 to 30,000,000 shares, and authorized a class of 10,000,000 shares of "blank check" preferred stock of the Company. A complete description of the amended and restated certificate of incorporation is included in the Proxy Statement and is incorporated herein by reference.

     On October 11, 1995, the Company filed a Certificate of Designation creating a class of 1,500,000 shares of "Series A Convertible Preferred Stock" of the Company. A complete description of the Series A Convertible Preferred Stock is included in the Proxy Statement, and is incorporated herein by reference.

     On October 12, 1995, pursuant to the terms of a certain Series A Convertible Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"), and for aggregate consideration of $6,000,000, the Company issued 1,500,000 shares of Series A Convertible Preferred Stock, warrants to purchase 390,000 shares of the Company's Common Stock at an exercise price of $0.10 per share, and warrants to purchase 198,000 shares of the Company's Common Stock at $3.50 per share to the purchasers named in the Purchase Agreement. A complete description of the Purchase Agreement, the Series A Convertible Preferred Stock and the Warrants is included in the Proxy Statement, and is incorporated herein by reference.

     The Company has not filed its Form 10-Q for the fiscal quarter ended September 30, 1995, but expects to report a second quarter loss substantially equal to the first quarter loss reported in the Form 10-Q for the fiscal quarter ended June 30, 1995.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Information Incorporated by
  Reference...........................    2
The Company...........................    3
Use of Proceeds.......................    3
Selling Stockholders..................    3
Plan of Distribution..................    6
Legal Matters.........................    6
Experts...............................    6
Material Changes......................    6

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------
                                 552,272 SHARES

                                US SERVIS, INC.
                       (F/K/A MICRO HEALTHSYSTEMS, INC.)

                                  COMMON STOCK
                               -----------------

                                   PROSPECTUS
                               -----------------
                                OCTOBER 27, 1995

------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered hereby (all amounts are estimated, except the registration fee):

    Registration Fee.........................................................  $   750.23
    Legal Fees, Accounting Fees and Expenses.................................  $10,000.00
    Miscellaneous Fees.......................................................  $   400.00
                                                                               ----------
              Total..........................................................  $11,150.23

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no cause to believe his conduct was unlawful.

     Section (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standards set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of the corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. It empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Certificate of Incorporation of the Registrant empowers the Registrant, to the extent and under the circumstances permitted by Section 145, to indemnify all persons whom it may indemnify pursuant thereto.

     The by-laws of the Company provide that any person who is made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate representative is or was an officer, director or employee of the Company, or any corporation in which he served as such at the request of the Company, shall be indemnified by the Company to the full extent permitted by law.

ITEM 16.  EXHIBITS, FINANCIAL STATEMENT SCHEDULE

                                             EXHIBITS                                    PAGE
           ----------------------------------------------------------------------------  -----
     4.1   Specimen Common Stock Certificate of the Registrant.........................    *
     5.1   Opinion of Hopkins & Sutter.................................................   E-1
    24.1   Consent of Wiss & Company LLP, independent public accountants...............   E-3
    24.2   Consent of Ernst & Young LLP, independent public accountants................   E-4
    25     Power of Attorney -- Reference is made to the signature page, which contains such power of attorney

---------------
* Incorporated by reference from the Form S-18 Registration Statement of Micro Healthsystems, Inc. dated June 20, 1986.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Orange, State of New Jersey, on the 27th day of October 1995.

                                          US SERVIS, INC.

                                          By:      /s/  GRAHAM O. KING

                                            ------------------------------------
                                                    Graham O. King, CEO

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby make, constitute and appoint Graham O. King and Michael B. Loscalzo and each of them, his true and lawful attorneys or attorney and agents or agent with full power and authority on his behalf to execute and file with the Securities and Exchange Commission any amendment or amendments, including post-effective amendments, to this Registration Statement, and he does hereby ratify and confirm all that his said attorneys or attorney and agents or agent may do or cause to be done by virtue hereof.

                SIGNATURE                                TITLE                      DATE
------------------------------------------  --------------------------------  -----------------
           /s/  GRAHAM O. KING              Chairman of the Board, Chief      October 27, 1995
------------------------------------------  Executive Officer and Director
              Graham O. King
           /s/  S.M. CARAVETTA              Director                          October 27, 1995
------------------------------------------
              S.M. Caravetta
                                            President and Director            October 27, 1995
------------------------------------------
              James A. Pesce
         /s/  MICHAEL B. LOSCALZO           Vice President of Finance,        October 27, 1995
------------------------------------------  Secretary and Treasurer
           Michael B. Loscalzo
        /s/  STANFORD J. GOLDBLATT          Director                          October 27, 1995
------------------------------------------
          Stanford J. Goldblatt
                                            Director                          October 27, 1995
------------------------------------------
              James E. Cowie
           /s/  ROBERT E. KING              Director                          October 27, 1995
------------------------------------------
              Robert E. King
          /s/  ROBERT C. BOWERS             Director                          October 27, 1995
------------------------------------------
             Robert C. Bowers
         /s/  FREDERICK R. BLUME            Director                          October 27, 1995
------------------------------------------
            Frederick R. Blume